EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 168 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Special Investment Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2017

Schedule A

Report Date

Fund Name

December 16, 2016

Eaton Vance Multisector Income Fund (formerly, Eaton Vance Bond Fund)

December 22, 2016

Eaton Vance Commodity Strategy Fund

December 22, 2016

Eaton Vance Short Duration Real Return Fund

Portfolio financial statements that are included in one or more of the above Funds’ annual reports for the year ending October 31, 2016:

Report Date

Portfolio Name

December 16, 2016

Multisector Income Portfolio (formerly, Bond Portfolio)

December 22, 2016

Global Macro Absolute Return Advantage Portfolio